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                                                                   EXHIBIT 6(e)

                      AMENDMENT TO UNDERWRITING AGREEMENT


THIS AMENDMENT to the Underwriting Agreement between The Market Street Fund, Inc. (the "Fund") and PML Securities Company ("PML") is made this 26th day of February, 1996.

                                  WITNESSETH:

WHEREAS, the Fund and PML entered into an Underwriting Agreement on November 11, 1985, as amended on September 9, 1988, March 21, 1989, November 1, 1991 and May 12, 1992; and

WHEREAS, the Fund established the Sentinel Growth Portfolio and the Sentinel Common Stock Portfolio on February 26, 1996; and

WHEREAS, it is the desire of the parties to amend the Underwriting Agreement to include the Sentinel Growth and Sentinel Common Stock Portfolios;

NOW THEREFORE, it is agreed between the parties that said Agreement is hereby amended to include the Sentinel Growth and Sentinel Common Stock Portfolios of the Fund.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Underwriting Agreement to be duly executed as of the day and year first above written


(SEAL)                             THE MARKET STREET FUND, INC.


Attest:  [sig]                     By:/s/ STANLEY R. REBER
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(SEAL)                             PML SECURITIES COMPANY


Attest:  [sig]                     By:  [sig]
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